Exhibit 99.1

April 21, 2011	Media Contact:	Anthony Farina
WILMINGTON, Del.		302-773-4418
anthony.r.farina@usa.dupont.com
	Investor Contact:	302-774-4994

DuPont Reports 1Q 2011 Earnings of $1.52 per Share, Raises 2011 Guidance on Business Strength

Double-Digit Sales Gains in all Segments and Regions Underpin Growth

Highlights:

•                  DuPont’s first quarter 2011 earnings were $1.52 per share, compared to $1.24 per share in the prior year, despite a Pharmaceuticals earnings decline of $.14 per share.

•                  Sales increased 18 percent to $10.0 billion with 9 percent higher sales volume, 8 percent higher local price and a 1 percent increase from portfolio changes.  Sales in developing markets grew 30 percent.

•                  Customer-driven innovation contributed to the company achieving five consecutive quarters of pricing gains.

•                  All segments recorded double-digit sales growth, driving a 31 percent increase in segment pre-tax operating income, excluding Pharmaceuticals.  Volumes were especially strong in Safety & Protection, Agriculture & Nutrition, and Electronics & Communications.

•                  DuPont increased its full-year 2011 earnings guidance to a range of $3.65 to $3.85 per share from the previous range of $3.45 to $3.75 per share, excluding the impact of Danisco. As previously announced, the planned Danisco acquisition could reduce 2011 earnings by $.30-$.45 per share on a reported basis.

“Our science-powered innovation, keen focus on customers and disciplined execution contributed to delivering outstanding results, including double-digit sales increases in every segment and in every region,” said DuPont Chair and CEO Ellen Kullman. “Innovation that addresses population-driven megatrends around food, energy and protection coupled with ongoing productivity and execution will continue to differentiate DuPont. Our top-line growth and productivity results support our confidence in raising the full-year earnings outlook.”

E. I. du Pont de Nemours and Company

Global Consolidated Sales and Net Income

First quarter 2011 consolidated net sales of $10.0 billion were 18 percent higher than the prior year, reflecting 9 percent higher volume, 8 percent higher local prices and a 1 percent net increase from portfolio changes.  The table below shows regional sales and variances versus the first quarter 2010.

	Three Months Ended March 31, 2011		Percentage Change Due to:
(Dollars in billions)	$	% Change	Local Currency Price	Currency Effect	Volume	Portfolio/ Other
U.S.	$4.0	14	6	—	5	3
EMEA*	2.8	15	7	(2)	10	—
Asia Pacific	2.0	28	13	3	13	(1)
Latin America	1.0	30	10	3	19	(2)
Canada	0.2	10	2	4	4	—

Total Consolidated Sales	$10.0	18	8	—	9	1

* Europe, Middle East & Africa

First quarter 2011 net income attributable to DuPont increased 27 percent to $1,431 million versus $1,129 million in 2010. The increase reflects higher sales volume and selling prices, partly offset by a $171 million decline in Pharmaceuticals pre-tax income due to patent expirations.  Fixed costs improved to 35 percent of sales from 37 percent in the first quarter 2010, with productivity actions tracking on plan for the full year.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for the first quarter.

EPS  ANALYSIS

1Q

EPS 2010	$1.24

Local prices	.56
Variable cost*	(.29)
Volume	.28
Fixed cost*	(.20)
Currency	.01
Other (includes Pharmaceuticals)**	(.07)
Higher shares outstanding	(.05)
Income tax	.04

EPS 2011	$1.52

*                       Excludes volume and currency impacts

**                Principally $(.14) lower Pharmaceuticals income, partly offset by lower net exchange losses, lower interest expense, and portfolio changes.

Business Segment Performance

The table below shows first quarter 2011 segment sales and related variances versus the prior year.

	Three Months Ended		Percentage Change
	March 31, 2011		Due to:
SEGMENT SALES* (Dollars in billions)	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture & Nutrition	$3.8	18	4	13	1
Electronics & Communications	0.8	29	20	9	—
Performance Chemicals	1.8	27	21	6	—
Performance Coatings	1.0	10	6	4	—
Performance Materials	1.7	11	6	7	(2)
Safety & Protection	1.0	22	1	14	7

*    Segment sales include transfers

Segment pre-tax operating income (PTOI) for first quarter 2011 was $2,125 million compared to first quarter 2010 PTOI of $1,803 million.   The increase in PTOI principally reflects earnings improvements in all segments, partly offset by lower Pharmaceuticals income as shown below.

SEGMENT PTOI			Change versus 2010
(Dollars in millions)	1Q 2011	1Q 2010	$	%

Agriculture & Nutrition	$1,136	$941	$195	21%
Electronics & Communications	111	105	6	6%
Performance Chemicals	394	190	204	107%
Performance Coatings	65	45	20	44%
Performance Materials	288	230	58	25%
Safety & Protection	145	102	43	42%
Other	(64)	(31)	(33)	NM
	$2,075	$1,582	$493	31%
Pharmaceuticals	50	221	(171)	-77%
Total Segment PTOI	$2,125	$1,803	$322	18%

The following is a summary of business results for each of the company’s reportable segments, comparing first quarter 2011 with first quarter 2010, for sales and PTOI. References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture & Nutrition — Sales of $3.8 billion were up $586 million, or 18 percent, with 13 percent volume growth, 4 percent higher selling prices and a 1 percent increase from a portfolio change.  Seed sales growth primarily reflects strong North American performance in both Pioneer® brand and PROaccess® products and a strong, early start to the European season.  Crop protection product sales growth reflects a strong and early start to the northern hemisphere season.  PTOI of $1.1 billion improved 21 percent on higher volume.

Electronics & Communications — Sales of $0.8 billion were up 29 percent, with 20 percent higher selling prices, primarily pass-through of metals prices and 9 percent higher volume.  Higher volume was driven by strong demand for photovoltaics and consumer electronics in Asia Pacific.  PTOI of $111 million increased modestly, reflecting higher volume.

Performance Chemicals — Sales of $1.8 billion were up 27 percent, with 21 percent higher selling prices and 6 percent higher volume.  Sales increased across all regions, especially in the United States and Asia Pacific.  Higher selling prices stemmed from strong global demand for titanium dioxide, refrigerants and fluoroproducts.  PTOI was $394 million, increasing $204 million due to higher selling prices and volume.

Performance Coatings — Sales of $1.0 billion were up 10 percent, reflecting 6 percent higher selling prices and 4 percent higher volume.  Global automotive markets improved primarily due to a significant increase in North American auto builds.  Strong demand continued in industrial coatings, particularly in the North American heavy-duty truck market.  PTOI was $65 million, an improvement of $20 million versus prior year on strong sales and operating leverage.

Performance Materials — Sales of $1.7 billion were up 11 percent, with 7 percent higher volume, 6 percent higher selling prices and a 2 percent reduction from a portfolio change.  Continued improvement in automotive, electronic, and packaging markets resulted in higher volume.  PTOI was $288 million, up $58 million on higher selling prices and volume.

Safety & Protection — Sales of $1.0 billion were up 22 percent, with 14 percent higher volume and a 7 percent increase from a portfolio change.  Growth came from increased demand for aramid and nonwoven products in industrial markets across all regions.  PTOI was $145 million, up $43 million on higher volume and a portfolio change, partially offset by higher spending for growth initiatives.

Additional information is available on the DuPont Investor Center website at www.dupont.com.

Outlook

The company increased its full-year 2011 earnings outlook to a range of $3.65 to $3.85 per share from its previous range of $3.45 to $3.75.    This revision reflects strong first quarter earnings and execution of the company’s growth plans with the expectation of continued global economic growth. As previously announced, the planned Danisco acquisition could reduce 2011 earnings by $.30-$.45 per share on a reported basis.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements, such as free cash flow, are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont (www.dupont.com) is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 90 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.

Forward-Looking Statements:  This news release contains forward-looking statements based on management’s current expectations, estimates and projections.  All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements.  Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

# # #

04/21/11

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended March 31,
	2011	2010
Net sales	$10,034	$8,484
Other income, net	25	360

Total	10,059	8,844

Cost of goods sold and other operating charges	6,831	5,796
Selling, general and administrative expenses	1,027	993
Research and development expense	399	365
Interest expense	100	103

Total	8,357	7,257

Income before income taxes	1,702	1,587
Provision for income taxes	258	450

Net income	1,444	1,137

Less: Net income attributable to noncontrolling interests	13	8

Net income attributable to DuPont	$1,431	$1,129

Basic earnings per share of common stock	$1.54	$1.24

Diluted earnings per share of common stock	$1.52	$1.24

Dividends per share of common stock	$0.41	$0.41

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	924,897,000	905,486,000
Diluted	940,909,000	911,891,000

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	March 31, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$3,796	$4,263
Marketable securities	1,026	2,538
Restricted cash	1,991	—
Accounts and notes receivable, net	7,936	5,635
Inventories	5,580	5,967
Prepaid expenses	225	122
Deferred income taxes	565	534
Total current assets	21,119	19,059
Property, plant and equipment, net of accumulated depreciation (March 31, 2011 - $18,869; December 31, 2010 - $18,628)	11,377	11,339
Goodwill	2,617	2,617
Other intangible assets	2,677	2,704
Investment in affiliates	1,081	1,041
Other assets	3,729	3,650
Total	$42,600	$40,410

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,836	$4,360
Short-term borrowings and capital lease obligations	2,137	133
Income taxes	304	225
Other accrued liabilities	3,879	4,671
Total current liabilities	10,156	9,389
Long-term borrowings and capital lease obligations	10,114	10,137
Other liabilities	10,907	11,026
Deferred income taxes	144	115
Total liabilities	31,321	30,667

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at March 31, 2011 - 1,014,417,000; December 31, 2010 - 1,004,351,000	304	301
Additional paid-in capital	9,772	9,227
Reinvested earnings	12,852	12,030
Accumulated other comprehensive loss	(5,629)	(5,790)
Common stock held in treasury, at cost (87,041,000 shares at March 31, 2011 and December 31, 2010)	(6,727)	(6,727)
Total DuPont stockholders’ equity	10,809	9,278
Noncontrolling interests	470	465
Total equity	11,279	9,743
Total	$42,600	$40,410

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Three Months Ended March 31,
	2011	2010

Cash provided by (used for) operating activities	$(1,484)	$(1,065)

Investing activities
Purchases of property, plant and equipment	(323)	(185)
Investments in affiliates	(12)	(12)
Net (increase) decrease in short-term financial instruments	1,585	449
(Increase) decrease in restricted cash	(1,991)	—
Other investing activities - net	(224)	132
Cash provided by (used for) investing activities	(965)	384

Financing activities
Dividends paid to stockholders	(383)	(374)
Net increase (decrease) in borrowings	1,991	(9)
Other financing activities - net	321	13
Cash provided by (used for) financing activities	1,929	(370)

Effect of exchange rate changes on cash	53	(59)

Increase (decrease) in cash and cash equivalents	(467)	(1,110)

Cash and cash equivalents at beginning of period	4,263	4,021

Cash and cash equivalents at end of period	$3,796	$2,911

E. I. du Pont de Nemours and Company

Schedule of Significant Items

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS

There were no significant items for the three months ended March 31, 2011 and 2010.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended March 31,
	2011	2010
SEGMENT SALES (1)
Agriculture & Nutrition	$3,828	$3,242
Electronics & Communications	811	631
Performance Chemicals	1,797	1,414
Performance Coatings	993	902
Performance Materials	1,707	1,534
Safety & Protection	965	789
Other	36	48
Total Segment sales	$10,137	$8,560

Elimination of transfers	(103)	(76)
Consolidated net sales	$10,034	$8,484

	Three Months Ended March 31,
	2011	2010
PRETAX OPERATING INCOME/(LOSS) (PTOI)
Agriculture & Nutrition	$1,136	$941
Electronics & Communications	111	105
Performance Chemicals	394	190
Performance Coatings	65	45
Performance Materials	288	230
Safety & Protection	145	102
Other	(64)	(31)
	2,075	1,582
Pharmaceuticals	50	221
Total Segment PTOI	2,125	1,803

Net exchange gains (losses) (2)	(143)	30
Corporate expenses & net interest	(280)	(246)
Income before income taxes	$1,702	$1,587

(1)    Sales for the reporting segments include transfers.

(2)             Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.  See Schedule D for additional information.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended March 31,
	2011	2010

Income before income taxes	$1,702	$1,587
Less: Net income attributable to noncontrolling interests	13	8
Add: Interest expense	100	103
Adjusted EBIT	1,789	1,682
Add: Depreciation and amortization	361	366
Adjusted EBITDA	$2,150	$2,048

Calculation of Free Cash Flow

	Three Months Ended March 31,
	2011	2010
Cash provided by (used for) operating activities	$(1,484)	$(1,065)
Less: Purchases of property, plant and equipment	323	185
Free cash flow	$(1,807)	$(1,250)

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended March 31,
	2011	2010

Total charges and expenses - consolidated income statements	$8,357	$7,257
Remove:
Interest expense	(100)	(103)
Variable costs (1)	(4,722)	(3,985)
Fixed costs	$3,535	$3,169

Consolidated net sales	$10,034	$8,484

Fixed costs as a percent of consolidated net sales	35.2%	37.4%

(1)  Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes.  The net pre-tax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended March 31,
	2011	2010
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$230	$(184)
Local tax benefits (expenses)	5	(10)
Net after-tax impact from subsidiary exchange gains (losses)	$235	$(194)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$(373)	$214
Tax benefits (expenses)	130	(75)
Net after-tax impact from hedging program exchange gains (losses)	$(243)	$139

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(143)	$30
Tax benefits (expenses)	135	(85)
Net after-tax exchange gains (losses)	$(8)	$(55)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above.

	Three Months Ended March 31,
	2011	2010

Income before income taxes	$1,702	$1,587
Less: Net exchange gains (losses)	(143)	30
Income before income taxes and exchange gains/losses	$1,845	$1,557

Provision for income taxes	$258	$450
Tax benefits (expenses) on exchange gains/losses	135	(85)
Provision for income taxes, excluding taxes on exchange gains/losses	$393	$365

Effective income tax rate	15.2%	28.4%
Exchange gains (losses) effect	6.1%	(5.0)%
Base income tax rate	21.3%	23.4%